EXHIBIT 16
November 20, 2006
Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Baldwin Technology Company, Inc. (copy attached), which we understand will be filed with Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Baldwin Technology Company, Inc. dated November 14, 2006. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP